FOR IMMEDIATE RELEASE

OPAL Fuels Reports Second Quarter 2024 Results

WHITE PLAINS, N.Y. – (August 7, 2024) – OPAL Fuels Inc. (“OPAL Fuels” or the “Company”) (Nasdaq: OPAL), a vertically integrated leader in the capture and conversion of biogas into low carbon intensity RNG and Renewable Power, today announced results for the three and six months ended June 30, 2024.

“Second quarter results were solid and we remain on target to achieve our 2024 financial objectives,” said Adam Comora, Co-Chief Executive Officer. “We achieved Adjusted EBITDA of $18.9 million, driven by growing RNG production supportive RIN prices and improved margins in our Fuel Stations Services segment. A substantial majority of our expected RIN sales for this year are now contracted at favorable pricing and we remain on schedule for completing construction of our RNG projects coming online this year," continued Comora.

“We are executing on our growth initiatives and are pleased to announce the addition of the Burlington RNG facility to our in-construction portfolio, bringing the combined number of RNG projects in construction and operation to 16. This is the second project with our joint venture partner South Jersey Industries,” said co-CEO Jonathan Maurer. “OPAL's share of Burlington represents an additional 0.46 million MMBtu of annual design capacity bringing our total operating and in-construction RNG portfolio annual design capacity to 10.8 million MMBtu. Burlington and our previously announced Cottonwood project together total 1.1 million MMBtu of new annual RNG production design capacity placed in construction against our 2.0 million MMBtu target for 2024.”

“Market fundamentals continue to be strong for the capture and productive use of biogenic methane emissions” continued Comora. We believe our team and our vertically integrated business model position us well to capitalize on these opportunities.

Financial Highlights

•Revenue for the three and six months ended June 30, 2024, was $71.0 million and $135.9 million, an increase of $15.9 million or 29% and $37.9 million or 39%, compared to the same periods last year.

•Our share of revenues from equity method investments, not included above for three and six months ended June 30, 2024, were $11.2 million and $22.0 million, compared to $2.1 million and $5.8 million, in the same periods prior year.

•Net income for the three and six months ended June 30, 2024, was $1.9 million and $2.6 million, compared to $114.1 million and $106.7 million in the same periods last year.1

•Basic net loss per share attributable to Class A common shareholders for the three and six months ended June 30, 2024 was $(0.01) and $(0.02), compared to basic net income per share of $0.66 and $0.60, for the three and six months ended June 30, 2023

•Adjusted EBITDA2 for the three and six months ended June 30, 2024, was $18.9 million and $34.1 million, an increase of $13.8 million and $30.6 million compared to the same periods last year.

•At June 30, 2024, RNG Pending Monetization totaled $20.7 million.

Operational Highlights

•RNG produced was 0.9 million and 1.7 million MMBtu for the three and six months ended June 30, 2024, an increase of 50% and 42%, compared to the prior-year periods.

•RNG sold as transportation fuel was 18.7 million and 35.1 million GGEs for the three and six months ended June 30, 2024, an increase of 70% and 82% compared to the prior-year periods.

•The Fuel Station Services segment sold, dispensed, and serviced an aggregate of 36.6 million and 71.6 million GGEs of transportation fuel for the three and six months ended June 30, 2024, an increase of 3% and 5% compared to the prior year periods.

Guidance

•Maintaining 2024 Adjusted EBITDA between $90 million and $100 million.

•RNG production is expected to range between 4.0 and 4.4 million MMBtu, compared with our previous guidance of 4.4-4.8 million MMBtu, primarily driven by slower than anticipated ramp up of our most recent facilities.
1 Net income for the three and six months ended June 30, 2023 included a $122.9 million non-cash gain on deconsolidation of variable interest entities ("VIEs").

2 This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to a comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures.”

•RNG projects placed into construction in 2024 is maintained to be at least 2.0 million MMBtu of annual design capacity3.

•Capex is maintained at $230.0 million for 2024.

•Growth in Fuel Station Services Adjusted EBITDA is maintained between 75-90% in 2024

Construction Update

•The Sapphire RNG project is mechanically complete. Commissioning has begun and Commercial operations are expected to begin in the third quarter. This project represents approximately 0.8 million MMBtu for OPAL Fuels’ 50% ownership share of annual design capacity.

•The Polk County (Florida) RNG project continues to be on track to commence commercial operations in the fourth quarter of 2024. This project, owned 100% by OPAL Fuels, represents approximately 1.1 million MMBtu of annual design capacity.

•The Atlantic RNG project is on schedule and is expected to commence commercial operations in the third quarter of 2025. This project represents approximately 0.3 million MMBtu for OPAL Fuels’ 50% ownership share of annual design capacity.

•The Cottonwood RNG project entered construction in May. This project, owned 100% by OPAL Fuels, represents approximately 0.7 million MMBtu of annual design capacity.

•The Burlington RNG project has begun construction. This project, 50% owned by OPAL is the second RNG project with joint venture partner South Jersey Industries, represents approximately 0.46 million MMBtu for OPAL Fuels’ share of annual design capacity.

3 Reflects OPAL Fuels’ proportional share with respect to RNG projects owned with joint venture partners.

Results of Operations

(in thousands of dollars, except RNG Fuel data)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue
RNG Fuel	$19,445	$10,631	$37,172	$17,380
Fuel Station Services	39,257	29,956	76,399	50,784
Renewable Power	12,248	14,455	22,331	29,835
Total Revenue (1)	$70,950	$55,042	$135,902	$97,999

Net income	$1,908	$114,050	$2,585	$106,704
Adjusted EBITDA
RNG Fuel	15,748	5,471	31,589	6,064
Fuel Station Services	8,626	3,080	15,644	4,393
Renewable Power	6,368	8,816	10,240	16,228
Corporate	(11,859)	(12,292)	(23,367)	(23,215)
Consolidated Adjusted EBITDA(2)	$18,883	$5,075	$34,106	$3,470

RNG Fuel volume produced (Million MMBtus)	0.9	0.6	1.7	1.2
RNG Fuel volume sold (Million GGEs)	18.7	11.0	35.1	19.3
Total RNG Fuel volume delivered (Million GGEs)	36.6	35.5	71.6	67.9

(1) Excludes revenues from equity method investments.

(2) This is a non-GAAP financial measure. A reconciliation of this non-GAAP financial measure to a comparable GAAP financial measure has been provided in the financial tables included in this press release. An explanation of this measure and how it is calculated is also included below under the heading “Non-GAAP Financial Measures.”

Results of Operations from equity method investments

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands of dollars)	2024	2023	2024	2023
Revenue	$25,567	$6,925	$50,974	$14,464
Gross profit	9,919	8,225	21,013	9,876
Net income (loss)	8,693	(2,686)	19,397	(2,899)

OPAL’s share of revenues from equity method investments	$11,228	$2,076	$21,989	$5,846
OPAL’s share of gross profit from equity method investments	$5,089	$7,236	$10,275	$8,062
OPAL’s share of net income (loss) from equity method investments (1)	$3,800	$(998)	$8,006	$(293)

OPAL’s share of Adjusted EBITDA from equity method investments	$6,693	$800	$13,167	$1,615

(1) Net income from equity method investments represents our portion of the net income from equity method investments including $1,427 and $2,858 of amortization expense related to basis differences for the three and six months ended June 30, 2024 and $1,057 for the three and six months ended June 30, 2023.

Landfill RNG Facility Capacity and Utilization Summary

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Landfill RNG Facility Capacity and Utilization(1)(2)(3)(4)
Design Capacity (Million MMBtus)	1.5	0.9	2.8	1.8
Volume of Inlet Gas (Million MMBtus)	1.1	0.7	2.1	1.4
Inlet Design Capacity Utilization (%)	74%	79%	77%	77%
RNG Fuel volume produced (Million MMBtus)	0.9	0.6	1.7	1.2
Utilization of Inlet Gas (%)	82%	86%	81%	86%

(1) Design Capacity for RNG facilities is measured as the volume of feedstock biogas that the facility is capable of accepting at the inlet and processing during the associated period. Design Capacity is presented as OPAL’s ownership share (i.e., net of joint venture partners’ ownership) of the facility and is calculated based on the number of days in the period. New facilities that come online during a quarter are pro-rated for the number of days in commercial operation.

(2) Inlet Design Capacity Utilization is measured as the Volume of Inlet Gas for a period, divided by the total Design Capacity for such period. The Volume of Inlet Gas varies over time depending on, among other factors, (i) the quantity and quality of waste deposited at the landfill, (ii) waste management practices by the landfill, and (iii) the construction, operations and maintenance of the LFG collection system used to recover the LFG. The Design Capacity for each facility will typically be correlated to the amount of LFG expected to be generated by the landfill during the term of the related gas rights agreement. The Company expects Inlet Design Capacity Utilization to be in the range of 75-85% on an aggregate basis over the next several years. Typically, newer facilities perform at the lower end of this range and demonstrate increasing utilization as they mature and the biogas resource increases at open landfills.

(3) Utilization of Inlet Gas is measured as RNG Fuel Volume Produced divided by the Volume of Inlet Gas. Utilization of Inlet Gas varies over time depending on availability and efficiency of the facility and the quality of LFG (i.e., concentrations of methane, oxygen, nitrogen, and other gases) including the ramp up period for new projects. The Company generally expects Utilization of Inlet Gas to be in the range of 80% to 90%.

(4) Data not available for the Company’s dairy projects, i.e., Sunoma and Biotown.

RNG Pending Monetization Summary

	Three Months Ended
(in thousands, except Average realized sales price)	June 30, 2024
	RNG Fuel	Fuel Station Services	Total
Stored Gas Metrics (MMBtus) (1)
Beginning balance stored RNG as of March 31, 2024	255	48	303
Add: RNG production	836	77	913
Less: Current period RNG volumes dispensed	(773)	(66)	(839)
Ending Balance stored RNG as of June 30, 2024	318	59	377

Value of ending balance stored RNG using quarter end price (1)	$12,364	$4,912	$17,276
			.
RIN Metrics
Beginning balance as of March 31, 2024	4	96	100
Add: Generated in current period	8,658	3,068	11,726
Less: Sales	(8,651)	(3,159)	(11,810)
Ending RIN credit balance (Available for sale) as of June 30, 2024	11	5	16
D3 price per RIN at quarter end	$3.12	$3.12	$3.12
Value of RINs using quarter end price (2)	$29	$13	$42

LCFS Metrics
Beginning balance (net share) as of March 31, 2024	—	23	23
Add: Generated in current period	42	30	72
Less: Sales	(38)	(7)	(45)
Ending LCFS credit balance (Available for sale) as of June 30, 2024	4	46	50
LCFS credit price at quarter end	$46.00	$46.00	$46.00
Value of LCFSs using quarter end price (2)	$408	$2,844	$3,252

Value of RECs using quarter end price			$141

Other Metrics

Average realized sales price - RIN	—	—	$3.03
Average realized sales price - LCFS	—	—	$100.00

Total Value of RNG Pending Monetization at quarter end	$12,801	$7,769	$20,711

(1) Reflects OPAL’s ownership share of stored RNG (i.e., net of joint venture partners’ ownership) including equity method investments.

(2) Reflects OPAL’s ownership share of RIN and LCFS credits (i.e., net of joint venture partners’ ownership) including equity method investments and presented net of discounts and any direct transaction costs such as dispensing fees, third-party royalties and transaction costs as applicable.

Liquidity

As of June 30, 2024, we have drawn approximately $211.6 million, and utilized $13.7 million of our revolver availability for letters of credit, under the $500 million senior secured credit facility we entered into in September 2023.

As of June 30, 2024, our liquidity was $302.3 million, consisting of $274.7 million of availability under the above referenced credit facility, and $27.6 million of cash, cash equivalents, and short-term investments.

We believe our liquidity and anticipated cash flows from operations are sufficient to meet our existing funding needs.

Capital Expenditures

During the first six months of 2024, OPAL Fuels invested $49.7 million across RNG projects in construction and OPAL Fuels proprietary fueling stations in construction as compared to $72.0 million in the prior year.

In addition, for the six months ended June 30, 2024, our portion of capital expenditures in unconsolidated entities was $16.5 million. This represents our share of capital expenditures incurred for the Atlantic and Sapphire projects.

Earnings Call

A webcast to review OPAL Fuels’ Second Quarter 2024 results will be held tomorrow, August 8, 2024 at 11:00 AM Eastern Daylight Time.

Materials to be discussed in the webcast will be available before the call on the Company’s website.

Participants may access the call at https://edge.media-server.com/mmc/p/haz262ph. Investors can also listen to a webcast of the presentation on the Company’s Investor Relations website at https://investors.opalfuels.com/news-events/events-presentations.

Glossary of terms

“D3” refers to cellulosic biofuel with a 60% greenhouse gas reduction requirement.

“GGE” refers to gasoline gallon equivalent. It is used to measure the total volume of RNG production that OPAL Fuels expects to dispense each year. The conversion ratio is 1MMBtu equal to 7.74 GGE.

“LCFS” refers to Low Carbon Fuel Standard or similar types of federal and state programs.

“LFG” refers to landfill gas.

“MMBtu” refers to million British thermal units.

“RECs” refers to renewable energy credits.

“Renewable Power” refers to electricity generated from renewable sources.

“RIN” refers to Renewable Identification Numbers.

“RNG” refers to renewable natural gas.

“VIEs” refers to variable interest entities.

About OPAL Fuels Inc.
OPAL Fuels Inc. (Nasdaq: OPAL) is a leader in the capture and conversion of biogas into low carbon intensity RNG and renewable electricity. OPAL Fuels is also a leader in the marketing and distribution of RNG to heavy duty trucking and other hard to de-carbonize industrial sectors. For additional information, and to learn more about OPAL Fuels and how it is leading the effort to capture North America’s harmful methane emissions and decarbonize the economy, please visit www.opalfuels.com.

# # #

Forward-Looking Statements
Certain statements in this communication may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and generally relate to future events or the Company’s future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, as the case may be, are inherently uncertain and subject to material change. Factors that may cause actual results to differ materially from current expectations include various factors beyond management’s control, including but not limited to general economic conditions and other risks, uncertainties and factors set forth in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in the Company’s annual report on Form 10-K filed on March 15, 2024, and other filings the Company makes with the Securities and Exchange Commission. Nothing in this communication should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements in this communication, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based.

Disclaimer
This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact information

Investors
Todd Firestone
Vice President Investor Relations & Corporate Development
914-705-4001
investors@opalfuels.com

Media
Michelle Stein
Vice President Corporate Communications
(914) 421-5314
mstein@opalfuels.com

OPAL FUELS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	June 30, 2024	December 31, 2023
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents (includes $533 and $166 at June 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	$19,016	$38,348
Accounts receivable, net (includes $388 and $33 at June 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	24,220	27,623
Accounts receivable, related party	14,738	18,696
Restricted cash - current (includes $940 and $4,395 at June 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	940	4,395
Short term investments	8,585	9,875
Fuel tax credits receivable	5,399	5,345
Contract assets	12,776	6,790
Parts inventory (includes $29 and $29 at June 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	10,620	10,191
Environmental credits held for sale	1,795	172
Prepaid expense and other current assets (includes $68 and $107 at June 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	6,322	6,005
Derivative financial assets, current portion	309	633
Total current assets	104,720	128,073
Capital spares	3,752	3,468
Property, plant, and equipment, net (includes $25,884 and $26,626 at June 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	385,455	339,493
Operating right-of-use assets	13,185	12,301
Investment in other entities	212,579	207,099
Note receivable - variable fee component	2,438	2,302
Other long-term assets	1,616	1,162
Intangible assets, net	1,466	1,604
Restricted cash - non-current (includes $2,063 and $1,850 at June 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	2,493	4,499
Goodwill	54,608	54,608
Total assets	$782,312	$754,609
Liabilities and Equity
Current liabilities:
Accounts payable (includes $50 and $744 at June 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	13,098	13,901
Accounts payable, related party (includes $669 and $1,046 at June 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	8,169	7,024
Fuel tax credits payable	3,949	4,558
Accrued payroll (includes $38 and $— at June 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	7,373	9,023
Accrued capital expenses	18,324	15,128
Accrued expenses and other current liabilities (includes $812 and $647 at June 30, 2024 and December 31, 2022, respectively, related to consolidated VIEs)	13,634	14,245
Contract liabilities	6,262	6,314
OPAL Term Loan, current portion	4,211	—
Sunoma Loan, current portion (includes $1,689 and $1,608 at June 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	1,689	1,608

Operating lease liabilities - current portion	733	638
Other current liabilities (includes $97 and $92 at June 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	1,692	92
Asset retirement obligation, current portion	1,952	1,812
Total current liabilities	81,086	74,343
Asset retirement obligation, non-current portion	5,642	4,916
OPAL Term Loan	198,342	176,532
Sunoma Loan, net of debt issuance costs (includes $19,193 and $20,010 at June 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	19,193	20,010
Operating lease liabilities - non-current portion	12,646	11,824
Earn out liabilities	721	1,900
Other long-term liabilities (includes $2,683 and $211 at June 30, 2024 and December 31, 2023, respectively, related to consolidated VIEs)	10,126	7,599
Total liabilities	327,756	297,124
Commitments and contingencies
Redeemable preferred non-controlling interests	130,000	132,617
Redeemable non-controlling interests	597,069	802,720
Stockholders' deficit
Class A common stock, $0.0001 par value, 340,000,000 shares authorized as of June 30, 2024; 30,058,569 and 29,701,146 shares, issued and outstanding at June 30, 2024 and December 31, 2023, respectively	3	3
Class B common stock, $0.0001 par value, 160,000,000 shares authorized as of June 30, 2024; 71,500,000 and none issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	7	—
Class C common stock, $0.0001 par value, 160,000,000 shares authorized as of June 30, 2024; none issued and outstanding as of June 30, 2024 and December 31, 2023	—	—
Class D common stock, $0.0001 par value, 160,000,000 shares authorized as of June 30, 2024; 72,899,037 and 144,399,037 shares issued and outstanding at June 30, 2024 and December 31, 2023	7	14
Additional paid-in capital	—	—
Accumulated deficit	(261,503)	(467,195)
Accumulated other comprehensive income (loss)	70	(15)
Class A common stock in treasury, at cost; 1,635,783 and 1,635,783 shares at June 30, 2024 and December 31, 2023, respectively	(11,614)	(11,614)
Total Stockholders' deficit attributable to the Company	(273,030)	(478,807)
Non-redeemable non-controlling interests	517	955
Total Stockholders' deficit	(272,513)	(477,852)
Total liabilities, Redeemable preferred non-controlling interests, Redeemable non-controlling interests and Stockholders' deficit	$782,312	$754,609

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
RNG fuel (includes revenues from related party of $15,881 and $9,412 for the three months ended June 30, 2024 and 2023, respectively; $31,376 and $14,127 for the six months ended June 30, 2024 and 2023, respectively)	$19,445	$10,631	$37,172	$17,380
Fuel station services (includes revenues from related party of $9,528 and $2,440 for the three months ended June 30, 2024 and 2023, respectively; $17,269 and $3,933 for the six months ended June 30, 2024 and 2023, respectively)	39,257	29,956	76,399	50,784
Renewable Power (includes revenues from related party of $1,804 and $1,747 for the three months ended June 30, 2024 and 2023, respectively; $3,330 and $3,274, for the six months ended June 30, 2024 and 2023, respectively)	12,248	14,455	22,331	29,835
Total revenues	70,950	55,042	135,902	97,999
Operating expenses:
Cost of sales - RNG fuel	8,321	7,609	16,659	14,153
Cost of sales - Fuel station services	30,938	27,476	61,273	47,768
Cost of sales - Renewable Power	8,899	8,761	18,157	17,139
Project development and start up costs	2,935	1,115	3,720	2,998
Selling, general, and administrative	13,699	12,823	26,860	26,391
Depreciation, amortization, and accretion	4,269	3,628	7,980	7,195
(Income) loss from equity method investments	(3,800)	998	(8,006)	293
Total expenses	65,261	62,410	126,643	115,937
Operating income (loss)	5,689	(7,368)	9,259	(17,938)
Other (expense) income:
Interest and financing expense, net	(4,989)	(956)	(8,950)	(1,597)
Loss on debt extinguishment	—	(1,895)	—	(1,895)
Change in fair value of derivative instruments, net	776	1,160	1,179	5,093
Other income	432	123,109	1,097	123,041
Income before provision for income taxes	1,908	114,050	2,585	106,704
Provision for income taxes	—	—	—	—
Net income	1,908	114,050	2,585	106,704
Net (loss) income attributable to redeemable non-controlling interests	(753)	93,460	(2,380)	85,227
Net income (loss) attributable to non-redeemable non-controlling interests	196	(183)	198	(480)
Dividends on redeemable preferred non-controlling interests	2,618	2,849	5,236	5,612
Net (loss) income attributable to Class A common stockholders	$(153)	$17,924	$(469)	$16,345

Weighted average shares outstanding of Class A common stock:
Basic	27,674,567	26,977,682	27,523,150	27,179,488
Diluted	27,674,567	27,248,639	27,523,150	27,556,700
Per share amounts:
Basic	$(0.01)	$0.66	$(0.02)	$0.60
Diluted	$(0.01)	$0.66	$(0.02)	$0.59

OPAL FUELS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars)
(Unaudited)

		Six Months Ended June 30,
(in thousands)		2024		2023
Cash flows from operating activities:
Net income		$2,585		$106,704
Adjustments to reconcile net income to net cash provided by operating activities:
Income from equity method investments	(8,006)	(8,006)	293	293
Distributions from equity method investments	8,669	8,669	—	—
Provision for bad debts	—	—	492	492
Amortization of operating right-of-use assets	334	334	303	303
Depreciation and amortization	7,706	7,706	6,990	6,990
Amortization of deferred financing costs	1,119	1,119	795	795
Loss on debt extinguishment	—	—	1,895	1,895
Loss on warrant exchange	—	—	338	338
Gain on deconsolidation of VIEs	—	—	(122,873)	(122,873)
Accretion expense related to asset retirement obligation	274	274	205	205
Stock-based compensation	2,855	2,855	2,848	2,848
Paid-in-kind interest income	(136)	(136)	(159)	(159)
Change in fair value of Convertible Note Payable	—	—	1,143	1,143
Unrealized gain on derivative financial instruments	(855)	(855)	(4,906)	(4,906)
Changes in operating assets and liabilities		(294)		13,718
Net cash provided by operating activities		14,251		7,786
Cash flows from investing activities:
Purchase of property, plant, and equipment		(49,742)		(72,009)
Proceeds from sale of short term investments		1,290		48,021
Deconsolidation of VIEs, net of cash		—		(11,948)
Distributions received from equity method investment		2,922		7,756
Cash paid for investment in other entities		(8,550)		—
Net cash used in investing activities		$(54,080)		(28,180)
Cash flows from financing activities:
Proceeds from OPAL Term Loan		25,000		10,000
Cash paid for purchase of shares upon exercise of put option		—		(16,391)
Cash paid for taxes related to net share settlement of equity awards		(627)		—
Financing costs paid to other third parties		(253)		—
Repayment of debt facilities		(827)		(36,692)
Payment of preferred dividends		(7,853)		—
Proceeds from sale of non-redeemable non-controlling interest		—		12,778
Distribution to non-redeemable non-controlling interest		(574)		(222)
Other		170		826
Net cash provided by (used in) financing activities		15,036		(29,701)
Net decrease in cash, restricted cash, and cash equivalents		(24,793)		(50,095)
Cash, restricted cash, and cash equivalents, beginning of period		47,242		77,221
Cash, restricted cash, and cash equivalents, end of period		$22,449		$27,126

Non-GAAP Financial Measures (Unaudited)

This release includes various financial measures that are non-GAAP financial measures as defined under the rules of the Securities and Exchange Commission. We believe these measures provide important supplemental information to investors to use in evaluating ongoing operating results. We use these measures, together with accounting principles generally accepted in the United States (“GAAP” or “U.S. GAAP”), for internal managerial purposes and as a means to evaluate period-to-period comparisons. However, we do not, and you should not, rely on non-GAAP financial measures alone as measures of our performance. We believe that non-GAAP financial measures reflect an additional way of viewing aspects of our operations, that when taken together with GAAP results and the reconciliations to corresponding GAAP financial measures that we also provide, give a more complete understanding of factors and trends affecting our business. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.

Non-GAAP financial measures are limited as an analytical tool and should not be considered in isolation from, or as a substitute for, the Company’s GAAP results. The Company expects to continue reporting non-GAAP financial measures, adjusting for the items described below (and/or other items that may arise in the future as the Company’s management deems appropriate), and the Company expects to continue to incur expenses, charges or gains like the non-GAAP adjustments described below. Accordingly, unless expressly stated otherwise, the exclusion of these and other similar items in the presentation of non-GAAP financial measures should not be construed as an inference that these costs are unusual, infrequent, or non-recurring. These Non-GAAP financial measures are not recognized terms under GAAP and do not purport to be alternatives to GAAP net income or any other GAAP measure as indicators of operating performance. Moreover, because not all companies use identical measures and calculations, the Company’s presentation of Non-GAAP financial measures may not be comparable to other similarly titled measures used by other companies. We strongly encourage you to review all of our financial statements and publicly filed reports in their entirety and to not solely rely on any single non-GAAP financial measure.

Adjusted EBITDA

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, the Company uses a non-GAAP financial measure that it calls adjusted EBITDA (“Adjusted EBITDA”). This non-GAAP financial measure adjusts net income for interest and financing expense, net, loss on debt extinguishment, net (income) loss attributable to non-redeemable non-controlling interests, depreciation, amortization and accretion expense, adjustments to reflect Adjusted EBITDA from equity method investments, loss on warrant exchange, unrealized (gain) loss on derivative instruments, non-cash charges, one-time non-recurring expenses, major maintenance on Renewable Power and gain on deconsolidation of VIEs.

Management believes this non-GAAP financial measure provides meaningful supplemental information about the Company’s performance, for the following reasons: (1) it allows for greater transparency with respect to key metrics used by management to assess the Company’s operating performance and make financial and operational decisions; (2) the measure excludes the effect of items that management believes are not directly attributable to the Company’s core operating performance and may obscure trends in the business; (3) the measure better aligns revenues with expenses; and (4) the measure is used by institutional investors and the analyst community to help analyze the Company’s business. In future quarters, the Company may adjust for other expenditures, charges or gains to present non-GAAP financial measures that the Company’s management believes are indicative of the Company’s core operating performance.

The following table presents the reconciliation of our Net loss to Adjusted EBITDA:

Reconciliation of GAAP Net income to Adjusted EBITDA
For the Three and Six Months Ended June 30, 2024 and 2023
(In thousands of dollars)

	Three Months Ended June 30, 2024					Six Months Ended June 30, 2024
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$5,626	$7,069	$2,288	$(13,075)	$1,908	$12,757	$12,791	$2,215	$(25,178)	$2,585

Adjustments to reconcile net income (loss) to Adjusted EBITDA
Interest and financing expense, net	5,159	47	(25)	(192)	4,989	9,334	24	(85)	(323)	8,950
Net income attributable to non-redeemable non-controlling interests	(196)	—	—	—	(196)	(198)	—	—	—	(198)
Depreciation, amortization and accretion	1,966	1,290	1,013	—	4,269	3,358	2,609	2,013	—	7,980
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	2,894	—	—	—	2,894	5,162	—	—	—	5,162
Unrealized (gain) loss on derivative instruments (3)	—	—	228	(776)	(548)	—	—	324	(1,179)	(855)
Non-cash charges (4)	—	—	—	2,184	2,184	—	—	—	3,232	3,232
One-time non-recurring charges (5)	299	220	400	—	919	1,176	220	400	81	1,877
Major maintenance for Renewable Power	—	—	2,464	—	2,464	—	—	5,373	—	5,373
Adjusted EBITDA	$15,748	$8,626	$6,368	$(11,859)	$18,883	$31,589	$15,644	$10,240	$(23,367)	$34,106

	Three Months Ended June 30, 2023					Six Months Ended June 30, 2023
	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total	RNG Fuel	Fuel Station Services	Renewable Power	Corporate	Total
Net income (loss) (1)	$493	$1,858	$5,059	$106,640	$114,050	(3,070)	$1,899	$9,601	$98,274	$106,704
					—					—
Adjustments to reconcile net income (loss) to Adjusted EBITDA					—					—
Interest and financing expense, net	718	(83)	(6)	327	956	1,373	(93)	258	59	1,597
Loss on debt extinguishment	—	—	—	1,895	1,895	—	—	—	1,895	1,895
Gain on deconsolidation of VIEs	—	—	—	(122,873)	(122,873)	—	—	—	(122,873)	(122,873)
Net loss attributable to non-redeemable non-controlling interests	183	—	—	—	183	480	—	—	—	480
Depreciation, amortization and accretion	1,320	848	1,449	11	3,628	2,629	1,638	2,901	27	7,195
Adjustments to reflect Adjusted EBITDA from equity method investments (2)	1,798	—	—	—	1,798	1,908	—	—	—	1,908
Loss on warrant exchange	—	—	—	—	—	—	—	—	338	338
Unrealized (gain) loss on derivative instruments (3)	—	—	160	(211)	(51)	—	—	(762)	(4,144)	(4,906)
Non-cash charges (4)	—	—	—	1,893	1,893	—	—	—	2,958	2,958
One-time non-recurring charges (5)	959	457	—	26	1,442	2,744	949	—	251	3,944
Major maintenance for Renewable Power	—	—	2,154	—	2,154	—	—	4,230	—	4,230
Adjusted EBITDA	$5,471	$3,080	$8,816	$(12,292)	$5,075	$6,064	$4,393	$16,228	$(23,215)	$3,470

(1) Net income (loss) by segment is included in our quarterly report on Form 10-Q. Net loss for RNG Fuel includes our portion of net income on our equity method investments.

(2) Includes development costs, interest, depreciation, amortization and accretion on equity method investments.

(3) Unrealized (gain) loss on derivative instruments includes change in fair value of commodity swaps, earnout liabilities and put option on a forward purchase agreement.

(4) Non-cash charges include stock-based compensation expense, certain expenses included in selling, general and administrative expenses relating to employee benefit accruals, inventory write down charges included in cost of sales - RNG fuel and loss on disposal of assets.

(5) One-time non-recurring charges include (i) certain expenses related to development of our RNG facilities such as lease expenses and legal costs incurred during construction phase that could not be capitalized per GAAP.